Exhibit 16.1

RubinBrown LLP Certified Public Accountants & Business Consultants
1900 Sixteenth Street Suite 300 Denver, CO 80202

T 303.698.1883 F 303.777.4458

W rubinbrown.com E info@rubinbrown.com

June 19, 2019

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of FutureFuel Corp.’s Form 8-K dated June 18, 2019 and have the following comments:

1. We agree with the statements made in the first through fourth paragraphs related to our Firm

2. We have no basis on which to agree or disagree with the statements in the fifth paragraph

Yours truly,

/s/ RubinBrown LLP